UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 11, 2005

NAVIGANT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-24387	52-2080967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 INVERNESS CIRCLE EAST ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:    (303) 706-0800

Former name or former address, if changed since last report:    Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAVIGANT INTERNATIONAL, INC.

FORM 8-K/A

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 11, 2005, Navigant International, Inc. (the “Registrant”) filed a Form 8-K with the press release issued by the Registrant on October 7, 2005 which announced the completion of its financial reviews related to its allocation of the purchase price of certain business acquisitions—between goodwill and customer-related and other identifiable intangibles—from 1997 through 2004 and regarding lease accounting practices, the finalization of its financial statements for the year ended December 26, 2004 and the filing of its 2004 Form 10-K.

The press release provided tabular data summarizing the effects of the restatements on the previously announced annual results and reconciling earnings before interest, taxes, depreciation and amortization (EBITDA) figures included in the press release to the Company’s net income. The headings on these tables indicated that figures presented were “(in millions, except per share data)” and “(in millions).” These headings should have read “(in thousands, except per share data)” and “(in thousands),” respectively.

A copy of the unissued revised press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1    Unissued, Revised Press Release of Navigant International, Inc. dated October 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2005.

NAVIGANT INTERNATIONAL, INC.
a Delaware corporation

By:	/s/ Robert C. Griffith
Name:	Robert C. Griffith
Title:	Chief Operating Officer, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)